NSAR ITEM 77O
                        July 1, 2000 to December 31, 2000
                            VK Municipal Income Trust
                               10f-3 Transactions
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  Underwriting #          Underwriting             Purchased From   Amount of shares  % of Underwriting  Date of Purchase
                                                                       Purchased
         1         Ft. Worth, TX Water & Sewer     Dain Rauscher          2,000             1.922%           10/17/00
         2            Nassau Cnty Fin Auth         Goldman Sachs          2,500             0.981%           10/18/00
         3         Miami Beach, FL Stormwater     William R. Hough        1,500             2.875%           10/30/00
         4               MA Federal Hwy           Lehman Brothers         1,500             0.260$           11/17/00
         5        Houston, TX Public Impovement     Bear Stearns          1,000             0.492%           11/30/00


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Underwriting Participants:

Underwriters for #1                         Underwriters for #2                     Underwriters for #3
Apex Securities                             Goldman, Sachs & Co.                    Bear Stearns
Bank One Capital Markets                    PaineWebber Incorporated                Morgan Stanley
Chase Securities of Texas                   Morgan Stanley Dean Witter              Ramirez & Co., Inc.
Morgan Stanley                              Salomon Smith Barney
Siebert Brandford Shank                     M.R. Beal & Co.
                                            Fleet Securities, Inc.
                                            Merrill Lynch & Co.
                                            Ramirez & Co., Inc.
                                            Roosevelt & Cross, Inc.
                                            William E. Simon & Sons Municipal Securities, Inc.


Underwriters for #4                         Underwriters for #5
Lehman Brothers                             Bear, Stearns & Co. Inc.
Bear, Stearns & Co. Inc.                    J. P. Morgan Securities Inc.
Goldman, Sachs & Co.                        Salomon Smith Barney
J. P. Morgan Securities Inc.                Siebert Brandford Shank & Co.
PaineWebber Incorporated                    A. G. Edwards & Sons, Inc.
Salomon Smith Barney                        Banc One Capital Markets, Inc.
Fleet Securities                            Morgan Stanley Dean Witter
State Street Capital Markets, LLC           Southwest Securities
Advest, Inc.                                The Chapman Company
A. G. Edwards & Sons, Inc.
CIBC World Markets Corp.
Corby North Bridge Securities
Dain Rauscher Inc.
First Albany Corporation
First Union National Bank
H.C. Wainwright & Co., Inc.
Janney Montgomery Scott LLC
Mellon Financial Markets LLC
Merrill Lynch & Co.
Morgan Stanley Dean Witter
Prudential Securities
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
Tucker Anthony Incorporated

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